Exhibit 99.5

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Members

Silver Hill Energy Partners II, LLC

We have audited the accompanying statements of revenues and direct operating expenses (the Statements) of the working interests in the oil and gas properties acquired by Silver Hill Energy Partners II, LLC (the Concho Properties Working Interest) for the years ended December 31, 2015 and 2014.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these Statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of Statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these Statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Concho Properties Working Interest for the years ended December 31, 2015 and 2014 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

As described in Note 1, the accompanying Statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Concho Properties Working Interest revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma

October 13, 2016

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE CONCHO PROPERTIES WORKING INTEREST

	Year Ended	Year Ended
	December 31, 2015	December 31, 2014
	(in thousands)
REVENUES:
Oil sales	$23,713	$12,219
Natural gas and natural gas liquids	1,061	608

Total revenues	24,774	12,827
DIRECT OPERATING EXPENSES:

Total direct operating expenses	9,438	3,754

REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$15,336	$9,073

See accompanying notes to the Statements of Revenues and Direct Operating Expenses

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE CONCHO PROPERTIES WORKING INTEREST

NOTE 1—BASIS OF PRESENTATION

On January 12, 2016 Silver Hill Energy Partners II, LLC (“Silver Hill II”) was formed with the sole purpose of acquiring producing properties and undeveloped acreage from Concho Resources Inc. (“Concho”) (such properties and undeveloped acreage, the “Concho Properties” and such acquisition, the “Concho Acquisition”). Silver Hill II only acquired assets in the Concho Acquisition and did not acquire any entities, subsidiaries or employees of Concho. The Concho Properties are located in the Delaware Basin of West Texas. The Concho Acquisition closed on February 26, 2016 and the aggregate purchase price was $292 million, including customary post-close adjustments, which was paid in cash.

Because the Concho Properties are not separate legal entities, the accompanying Statements of Revenues and Direct Operating Expenses (“Statements”) vary from a complete income statements in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses that were incurred in connection with the ownership and operation of the Concho Properties including, but not limited to, general and administrative expenses, interest expense, and other indirect expenses. These costs were not separately allocated to the Concho Properties in the accounting records of Concho. In addition, these allocations, if made using historical general and administrative structures, may not produce allocations that would be indicative of the historical performance of the Concho Properties had they been owned by Silver Hill II due to the differing size, structure, operations and accounting policies of Concho and Silver Hill II. The accompanying Statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs which Silver Hill II will incur upon the allocation of the purchase price paid for the Concho Properties. For these reasons, the Statements are not indicative of the results of operations of the Concho Properties on a going forward basis due to changes in the business and the omission of various operating expenses. Furthermore, no balance sheet has been presented for the Concho Properties because not all of the historical cost and related working capital balances were segregated or easily obtainable, nor has information about the Concho Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the accompanying Statements are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statements. Actual results could be different from those estimates.

Revenue Recognition

Total revenues in the accompanying Statements include the sale of oil and natural gas, net of royalties. Revenues are recognized when the significant risks and rewards of ownership have been transferred, which is when title passes to the customer. Oil, natural gas and natural gas liquids revenues included in these Statements are recorded on the sales method, under which revenues are based on the oil, natural gas and natural gas liquids delivered rather than the net revenue interest share of oil and natural gas produced. There were no significant imbalances with other revenue interest owners during the years ended December 31, 2015 and 2014.

During the years ended December 31, 2015 and December 31, 2014 two purchasers accounted for the material balance of the Concho Properties’ total revenues. The loss of any single significant customer or contract could have a material adverse short-term effect; however, management believes it is not likely that the loss of any single significant customer or contract would materially affect the Concho Properties working interest in the long-term as such purchasers could be replaced by other purchasers under contracts with similar terms and conditions.

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE CONCHO PROPERTIES WORKING INTEREST (continued)

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of direct expenses of operating the Concho Properties working interest. The direct operating expenses include lease operating, production taxes, processing and transportation expenses. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs, and other field related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil and gas production activities.

NOTE 3—COMMITMENTS AND CONTINGENCIES

Management is not aware of any known claims, litigation or disputes pending as of the effective date of the Concho Acquisition, or any matters arising in connection with indemnification. In addition, management is not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the Statements.

NOTE 4—SUBSEQUENT EVENTS

Management of Silver Hill II has evaluated events through October 13, 2016, the date the Statements were available to be issued, and has concluded no events need to be reported during this period.

NOTE 5—SUPPLEMENTAL DISCLOSURE OF OIL AND NATURAL GAS OPERATIONS (unaudited):

Estimated quantities of proved oil and natural gas reserves of the Concho Properties were derived from reserve estimates prepared by Silver Hill II’s in-house petroleum engineers. Proved reserves were estimated in accordance with the guidelines established by the SEC and the Financial Accounting Standards Board (“FASB”). Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. All of the Concho Properties’ proved reserves are located in the continental United States.

Guidelines prescribed in the FASB’s Accounting Standards Codification (“ASC”) Topic 932, Extractive Industries—Oil and Gas, have been followed for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. Future cash inflows and future production and development costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the year-end estimated quantities of oil and gas to be produced in the future. The resulting future net cash flows are reduced to present value amounts by applying a ten percent annual discount factor. Future operating costs are determined based on estimates of expenditures to be incurred in producing the proved oil and gas reserves in place at the end of the period using year-end costs and assuming continuation of existing economic conditions, plus overhead incurred. Future development costs are determined based on estimates of capital expenditures to be incurred in developing proved oil and gas reserves.

The assumptions used to compute the standardized measure are those prescribed by the FASB and the SEC. These assumptions do not necessarily reflect Silver Hill II’s expectations of actual revenues to be derived from those reserves, nor their fair value. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process. Silver Hill II emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. The standardized measure excludes income taxes with the exception of franchise taxes in the State of Texas, which are generally taxed at less than 1% of modified pre-tax earnings, as the tax basis for the Concho Properties could not be determined or reasonably estimated for the periods presented. In addition, the tax basis of the Concho Properties will differ from that of Concho’s.

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE CONCHO PROPERTIES WORKING INTEREST (continued)

The following table sets forth information for the years ended December 31, 2015 and 2014 with respect to changes in the Concho Properties’ proved (i.e., proved developed and undeveloped) reserves:

	Oil	Natural Gas
	(MBbls)	(MMcf)	MBoe
December 31, 2015
Proved Reserves
Beginning balance, January 1, 2015	2,699	4,313	3,418
Extensions and discoveries	9,258	14,876	11,737
Revisions of previous estimates	(1,056)	(2,151)	(1,415)
Purchases of reserves in place	—	—	—
Production	(566)	(359)	(626)

Ending balance, December 31, 2015	10,335	16,679	13,115

Proved Developed Reserves:
January 1, 2015	1,281	2,119	1,634
December 31, 2015	3,668	5,726	4,623

Proved Undeveloped Reserves:
January 1, 2015	1,418	2,194	1,784
December 31, 2015	6,667	10,952	8,492

December 31, 2014
Proved Reserves
Beginning balance, January 1, 2014	2,083	3,495	2,666
Extensions and discoveries	726	1,117	912
Revisions of previous estimates	43	(191)	11
Purchases of reserves in place	—	—	—
Production	(152)	(107)	(170)

Ending balance, December 31, 2014	2,699	4,313	3,418

Proved Developed Reserves:
January 1, 2014	661	1,294	877
December 31, 2014	1,281	2,119	1,634

Proved Undeveloped Reserves:
January 1, 2014	1,422	2,201	1,789
December 31, 2014	1,418	2,194	1,784

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE CONCHO PROPERTIES WORKING INTEREST (continued)

Proved reserves at December 31, 2015 increased 284% to 13,115 MBoe, compared to 3,418 MBoe at December 31, 2014.

During 2015, the Concho Properties added 11,737 MBoe of proved reserves through extensions, primarily due to its continued development drilling program.

During 2015, the Concho Properties had net negative revisions of 1,415 MBoe. The significant decrease in commodity prices seen in 2015 resulted in negative revisions related to the conversion of approximately 1,784 MBoe from PUDs to unproved reserves, partially offset by a positive revision in performance.

During 2014, the Concho Properties added 912 MBoe of proved reserves through extensions, primarily due to drilling activity.

The following summary sets forth the Concho Properties’ future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed in ASC Topic 932:

	December 31	December 31
	2015	2014
	(in thousands)
Future cash inflows	541,964	254,651
Future development costs	(82,700)	(52,700)
Future production costs	(156,706)	(70,384)
Future income tax expense	(2,845)	(1,783)

Future net cash flows	299,713	129,784
10% discount to reflect timing of cash flows	(163,339)	(73,166)

Standardized measure of discounted future net cash flows	$136,374	$56,618

The above values for the crude oil and natural gas reserves at December 31, 2015 are based on prices of $47.26 per Bbl and $3.21 per Mcf. The values for crude oil and natural gas reserves at December 31, 2014 are based on prices of $84.54 per Bbl and $6.13 per Mcf. These prices were based on the 12 month arithmetic average of the first-day-of-the-month prices for the proceeding 12-month period. The crude oil pricing was based off the West Texas Intermediate price and natural gas pricing was based off of average Henry Hub spot natural gas prices. All prices have been adjusted for transportation, quality and basis differentials.

The principal sources of changes in the standardized measure of discounted future net cash flows were:

	Year Ended	Year Ended
	December 31	December 31
	2015	2014
	(in thousands)
Standardized measure, beginning of period	$56,619	$38,560
Sales of oil and natural gas, net of production costs	(15,336)	(9,073)
Purchase of minerals in place	—	—
Extensions and discoveries, net of future development costs	118,162	29,141
Previously estimated development costs incurred during the period	700	—
Net changes in prices and production costs	(29,308)	(4,971)
Changes in estimated future development costs	—	—
Revisions of previous quantity estimates	(4,332)	249
Accretion of discount	5,764	3,928
Net change in income taxes	(389)	(301)
Net changes in timing of production and other	4,494	(915)

Standardized measure, end of period	$136,374	$56,618